THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286


CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1


STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691


                                   Distribution Date            08/25/96


                                                   SINGLE             TOTAL
4.03(i)   Reduction of the Stated Amount of     CERTIFICATE          AMOUNT
          Certificates
             Class A-1 Certificates.     QX5     $58.15113057   $2,994,550.62
             Class A-2 Certificates.     QY3      $0.00000000     $0.00
             Class A-3 Certificates.     QZ0      $0.00000000     $0.00
             Class A-4 Certificates.     RA4      $0.00000000     $0.00
             Class A-5 Certificates.     RB2      $0.00000000     $0.00
             Class A-6 Certificates.     RC0      $0.00000000     $0.00
             Class A-7 Certificates.     RD8      $0.00000000     $0.00
             Class A-8 Certificates.     RE6      $0.00000000     $0.00
             Class A-9 Certificates.     RF3      $0.00000000     $0.00
             Class R Certificates.       RG1      $0.00000000     $0.00


                                        Total Amount            2,994,550.62


          Aggregate amount of any Principal                     2,431,437.93
          Prepayments


                                                  SINGLE           TOTAL
4.03(ii)  Amount of distribution representing   CERTIFICATE        AMOUNT
          interest.
               Class A-1 Certificates.         $3.71118175        $191,111.02
               Class A-2 Certificates.         $5.08333333        $222,944.83
               Class A-3 Certificates.         $5.12500000        $177,975.88
               Class A-4 Certificates.         $5.29166667        $158,607.13
               Class A-5 Certificates.         $5.54166667        $125,529.83
               Class A-6 Certificates.         $5.87500000        $280,584.13
               Class A-7 Certificates.         $5.91666667         $81,022.83
               Class A-3 Certificates.         $6.12500000        $158,660.14
               Class A-9 Certificates.         $5.83333333        $175,000.00
               Class R Certificates.           $0.00000000              $0.00


                   Total Amount                                  1,571,435.78


4.03(iii) Amount of Interest Shortfall                                   0.00


4.03(iv)  Stated Amount of Certificates after this Distribution
                              ORIGINAL            SINGLE         TOTAL
                              BALANCE           CERTIFICATE      AMOUNT
  Class A-1 Certificates.  51,496,000.00      $696.66549635   $35,875,486.40
  Class A-2 Certificates.  43,858,000.00    $1,000.00000000   $43,858,000.00
  Class A-3 Certificates.  34,727,000.00    $1,000.00000000   $34,727,000.00
  Class A-4 Certificates.  29,973,000.00    $1,000.00000000   $29,973,000.00
  Class A-5 Certificates.  22,652,000.00    $1,000.00000000   $22,652,000.00
  Class A-6 Certificates.  47,759.000.00    $1,000.00000000   $47,759,000.00
  Class A-7 Certificates.  13,694,000.00    $1,000.00000000   $13,694,000.00
  Class A-8 Certificates.  25,903,697.00    $1,000.00000000   $25,903,697.00
  Class A-9 Certificates.  30,000,000.00    $1,000.00000000   $30,000,000.00
  Class R Certificates.           200.00        $0.00000000            $0.00


                                              Total Amount   $284,442,183.40


4.03(v)   The Pool Stated Principal Balance for the following
          Distribution Date                                  $287,142,749.47


4.03(vi)  Amount of the Master Servicing Fees paid to or retained by the Master
          Servicer with respect to such Distribution Date           91,181.11


4.03(vii) Pass-Through Rate and for each Class of Certificates
                 Class A-1 Certificates.                     5.90000000%
                 Class A-2 Certificates.                     6.10000000%
                 Class A-3 Certificates.                     6.15000000%
                 Class A-4 Certificates.                     6.35000000%
                 Class A-5 Certificates.                     6.65000000%
                 Class A-6 Certificates.                     7.05000000%
                 Class A-7 Certificates.                     7.10000000%
                 Class A-8 Certificates.                     7.35000060%
                 Class A-9 Certificates.                     7.00000000%
                 Class R Certificates.                       7.00000000%

4.03(viii) Amount of Advances included in the distribution
           on such Distribution Date                            60,357.82
           Aggregate amount of Advances outstanding as of
           the close of business on such Distribution Date.     79,693.11


4.03(ix) The number and aggregate principal amounts of Mortgage Loans delinquent
             30 to 59 days             43                        6,044,502.56
             60 to 89 days              4                          401,941.23
              90 or more                5                          955,190.62


    The number and aggregate principal amounts of Mortgage Loans in foreclosure


                 In foreclosure              4                 856,876.46


4.03(x)   The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceding 12 calendar months or
          all calendar months since cut-off date
          (a) All outstanding Mortgage loans on each Due Date              0.00
          (b) Delinquent 60 days or more on each of the Due Dates          0.00


4.03(xi)  Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the
          preceding calendar                       0                       0.00
          month.


4.03(xii) Total number and principal balance of any REO Properties as of the close of business on the Determination
          Date preceding                           0                       0.00
          such Distribution Date.


4.03(xiv) Aggregate amount of Realized Losses incurred during the
          preceding calendar month.                                        0.00
          Aggregate amount of Realized Losses through Distribution Date    0.00


4.03(xv)  Net Excess Cash Flow                                           $0.00
          MBIA Premium Amount                                            $0.00
          Current Subordinated Amount                                    $0.00
          Required Subordinated Amount                           $2,700,566.07


          Special Hazard Loss Coverage Amount                             0.00
          Required Fraud Loss Coverage                            2,413,945.00
          Current Bankruptcy Amount                                  75,000.00